Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 ASR (No. 333-254500) and Form S-8 (No. 333-265081, 333-212383, 333-181715 and 333-188801) of Crown Castle Inc. of our report dated February 24, 2023 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 24, 2023